Ex. 23.3     Consent of PricewaterhouseCoopers LLP

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Washington Mutual, Inc. of our report dated
January 22, 1997, except as to Note 28, which is as of March 7, 1997, relating to the consolidated financial statements of Great Western Financial Corporation, which appears on page 62 of the Washington Mutual, Inc.
Annual Report on Form 10-K for the year ended December 31, 1998.



/s/ PricewaterhouseCoopers LLP
Los Angeles, California

October 1, 1999